                                                              Exhibit No. 3(b)


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        SODEXHO MARRIOTT SERVICES, INC.

                                     *****


                                   ARTICLE 1
                                    Offices


   Section 1.01. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

   Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

   Section 1.03. Books and Records. The books and records of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                    ARTICLE 2
                            Meetings of Stockholders

   Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

   Section 2.02. Annual Meetings. Annual meetings of stockholders shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

   Section 2.03. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

   Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.05. Quorum. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

     SECTION 2.06. Voting. (a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

     (b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     SECTION 2.07. Action by Consent. (a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Section 2.08. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

     Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

     Section 2.10. Notice of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.10. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder proposing such business; (b) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be introduced, the reasons for conducting such business at the meeting and any material interest of the stockholder in such business; (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; and (d) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the business specified in the notice.

       Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.


                                    ARTICLE 3
                                    Directors

       SECTION 3.01. General Powers. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

       SECTION 3.02. Number, Election and Term of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three nor more than nine. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.12 herein, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

       SECTION 3.03. Quorum and Manner of Acting. Unless the certificate of incorporation or these bylaws require a greater number, at all meetings of the Board of Directors or any committee thereof a majority of the total number of directors or members, as the case may be, shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors or members, as the case may be, present at meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors or committee may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors or committee, the directors or members, as the case may be, present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      SECTION 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

      SECTION 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

      SECTION 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

      SECTION 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

      SECTION 3.08. Committees. (a) The Corporation shall have two standing committees: the audit committee and the compensation committee.

      (b) The audit committee shall have the following powers and authority:
(i) employing independent public accountants to audit the books of account, accounting procedures and financial statements of the Corporation and to perform such other duties from time to time as the audit committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants employed by the committee and to take such action with respect thereto as may see appropriate, (iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures and financial statements,
(iv) requesting the independent public accountants to furnish to the compensation committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation, (v) reviewing the adequacy of internal financial controls, (vi) approving the accounting principles employed in financial reporting, (vii) approving the appointment or removal of the Corporation's general auditor, and (viii) reviewing the accounting principles employed in financial reporting. None of the members of the audit committee shall be an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

     (c) The compensation committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and those of its subsidiaries that the compensation committee shall from time to time consider appropriate, as well as all employees of the Corporation and its subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board of Directors, (ii) performing the duties of the committees of the Board of Directors provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation or, if the compensation committee shall so determine, any such plan of any subsidiary of the Corporation and (iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation or any Subsidiary that the compensation committee shall from time to time consider appropriate. None of the members of the compensation committee shall be an officer or full-time employee of the Corporation or of any subsidiary of the Corporation.

     (d) In addition, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and unless the resolution of the Board of Directors or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     (e) Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon request of the chairman or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.07 of these Bylaws.

     SECTION 3.09. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 3.10. Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 3.11. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.12. Vacancies. Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

     SECTION 3.13. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote and the vacancies thus created may be filled in accordance with Section 3.12 herein.

     SECTION 3.14. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

   SECTION 3.15. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.15, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (f) the consent of each nominee to serve as a director of the Corporation if so elected.

   At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.15, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this
Section 3.15.

                                   ARTICLE 4
                                    Officers


     SECTION 4.01. Principal Officers. The principal officers of the Corporation shall be a President, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. The Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

     SECTION 4.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

     SECTION 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

     SECTION 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

     SECTION 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                   ARTICLE 5
                        Stock Certificate and Transfers


     SECTION 5.01. Stock Certificates and Transfers. (a) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any other authorized officer and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

     (b) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     (c) The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Delaware Law or, unless otherwise provided by Delaware Law, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or its designee may in its or his discretion require.

                                   ARTICLE 6
                               General Provisions

     SECTION 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 6.02. Dividends. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

     SECTION 6.03. Year. The fiscal year of the Corporation shall be as specified by the Board of Directors.

     SECTION 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     SECTION 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

     SECTION 6.06. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of Delaware Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any meeting of the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

     SECTION 6.07. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the audit committee, and it shall be the duty of the audit committee to cause such audit to be made annually.

     SECTION 6.08. Resignations. Any director or any officer, whether elected or appointed, may resign at any time upon notice of such resignation to the Corporation.

     SECTION 6.09. Indemnification and Insurance. (a) Each person who was or is a party or is threatened to be made a party to, or is involved in any

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threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or a Subsidiary, or is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted from time to time by Delaware Law as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue to a person who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Bylaw. The Corporation shall pay the expenses incurred by such person in defending any such Proceeding in advance of its final disposition upon receipt (unless the Corporation upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Bylaw or otherwise.

   (b) The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, other provision of these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.09, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at or with respect to any events that occurred prior to, the time of such repeal, amendment adoption or modification.

   (c) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee, or agent of the Corporation or a Subsidiary or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

   (d) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without

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limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     (e) For purposes of these Bylaws:

          (i) "Disinterested Director" means a director of the Corporation who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

          (ii) "Subsidiary" means a corporation, a majority of the capital stock of which is owned directly or indirectly by the Corporation.

     (f) Any notice, request, or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

     Section 6.10. Amendments. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

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